SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 13, 1997

                Evergreen Bancshares, Inc.
     (Exact name of registrant as specified in its charter)

           Florida                     0-27200              63-102550
(State or other jurisdiction         (Commission         (IRS Employer
     of incorporation)               File Number)        Identification No.)

  1706 West Tennessee Street, Tallahassee, Florida         32304
       (Address of principal executive offices)          (Zip Code)

   Registrant's telephone number, including area code:   (904) 222-4600


Item 6.

Vernon E. Sanders, a  Director, and Treasurer of  Evergreen
Bancshares, Inc., and a Director of its principal subsidiary, Guaranty National Bank of Tallahassee, resigned from all positions effective March 1, 1997. Mr. Sander's resignation was received by the registrant on March 12, 1997.

Mr. Sanders stated that he believes his continuing and expanding involvement with credit unions is inconsistent with his continued service as a Director of a commercial bank.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 13, 1997.

                            EVERGREEN BANCSHARES, INC.



                            BY:   /s/  Linda C. Alexionok
                                  Linda C. Alexionok
                                  Corporate Secretary